Exhibit 10.7

FIRST AMENDMENT TO

CABELA’S INCORPORATED

1997 STOCK OPTION PLAN

This First Amendment to Cabela’s Incorporated 1997 Stock Option Plan is made and entered into this 13th day of July, 2000.

W I T N E S S E T H :

WHEREAS, the Cabela’s Incorporated 1997 Stock Option Plan (the “Plan”) was approved and adopted by the stockholders of the Corporation on January 24, 1997;

WHEREAS, the directors and shareholders of the Corporation have approved an increase in the number of shares of Common Stock which may be issued pursuant to Stock Options granted pursuant to the Plan;

WHEREAS, in furtherance of the foregoing, the Corporation desires to adopt this First Amendment.

NOW THEREFORE, Section 4 of the Plan is hereby amended to provide that the total number of shares of Common Stock which may be issued on exercise of Stock Options shall not exceed 1,499,350 shares, subject to adjustments in accordance with Paragraph 9 of the Plan.

Except as modified herein, the Plan remains in full force and effect as written.

This First Amendment adopted and approved by the directors and shareholders of Cabela’s Incorporated the date first above written.

CABELA’S INCORPORATED

By:	/s/ James W. Cabela

President